Exhibit 3.2
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AMENDED AND RESTATED
BY-LAWS
OF
TUTOGEN MEDICAL, INC.
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ADOPTED BY THE BOARD OF DIRECTORS
November 6, 2006

i

AMENDED AND RESTATED
BY-LAWS
OF
TUTOGEN MEDICAL, INC.
ARTICLE I
Offices
     Section A PRINCIPAL OFFICE. The principal office of the corporation shall be in the City of Alachua, County of Alachua, and State of Florida.
     Section B OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Florida as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II
Stockholders
     Section A ANNUAL MEETING. The annual meeting of the stockholders shall be held between January 1 and December 31, inclusive, in each year for the purpose of electing directors and for the transaction of such other proper business as may come before the meeting, the exact date to be established by the Board of Directors from time to time.
     Section B SPECIAL MEETINGS. Special meetings of the stockholders may be called, for any purpose or purposes, by the President or the Board of Directors and shall be called by the President or the Secretary if the holders of not less than ten percent (10%) or more of all the votes entitled to be cast on any issue proposed to be considered at such special meeting sign, date and deliver to the corporation’s Secretary one or more written demands for a special meeting, describing the purpose(s) for which it is to be held. Notice and call of any such special meeting shall state the purpose or purposes of the proposed meeting, and business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice thereof. Upon request in writing sent by registered mail to the President by any stockholder or stockholders entitled to call a special meeting of stockholders pursuant to this Section B, the Board of Directors shall determine the date, time and place for such meeting. If a special meeting has been validly requested by stockholders, the Board of Directors shall set (a) the date of the special meeting not less than ninety (90) days nor more than one hundred twenty (120) days after the receipt and determination of the validity of such request, and (b) a record date for the determination of stockholders entitled to vote at such meeting in the manner set forth in Section A of Article IX. Following such receipt and determination, it shall be the duty of the Secretary to cause notice to be given to the stockholders entitled to vote at the special meeting, in the manner set forth in these Bylaws, that a meeting will be held at the time, date and place so determined. Nothing contained in this Section shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors or the President may be held.
     Section C PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Florida, as the place of meeting for any annual or special meeting of the stockholders. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State of Florida, as the place for the holding of such meeting. If no designation is made, the place of meeting shall be the principal office of the corporation in the State of Florida.
     Section D NOTICE OF MEETING Written notice stating the place, day and hour of an annual or special meeting and the purpose or purposes for which it is called shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, except that no notice of a meeting need be given to any stockholders for which notice is not required to be given under applicable law. Notice may be delivered personally, via first-class United States mail, telegraph, teletype, facsimile or other electronic transmission, or by private mail carriers handling nationwide mail services, by or at the direction of the President, the Secretary, the Board of Directors, or the person(s) calling the meeting. If mailed via first-class United States mail, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at the stockholder’s address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.
     Section E NOTICE OF ADJOURNED MEETING. If an annual or special stockholders’ meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, a new record date for the adjourned meeting is or must be fixed under law, notice of the adjourned meeting must be given to persons who are stockholders as of the new record date and who are otherwise entitled to notice of such meeting.
     Section F WAIVER OF CALL AND NOTICE OF MEETING. Call and notice of any stockholders’ meeting may be waived by any stockholder before or after the date and time stated in the notice. Such waiver must be in writing signed by the stockholder and delivered to the corporation. Neither the business to be transacted at nor the purpose of any special or annual meeting need be specified in such waiver. A stockholder’s attendance at a meeting (a) waives such stockholder’s ability to object to lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives such stockholder’s ability to object to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.
     Section G QUORUM. Except as otherwise provided in these by-laws or in the Articles of Incorporation, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the stockholders. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting, and the withdrawal of stockholders after a quorum has been established at a meeting shall not effect the validity of any action taken at the meeting or any adjournment thereof.
     Section H ADJOURNMENT; QUORUM FOR ADJOURNED MEETING. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented or deemed to be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.
     Section I VOTING ON MATTERS OTHER THAN ELECTION OF DIRECTORS. At any meeting at which a quorum is present, action on any matter other than the election of directors shall be approved if the votes cast by the holders of shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes or voting by classes is required by these by-laws, the Articles of Incorporation or by law.
     Section J VOTING FOR DIRECTORS. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote at a meeting at which a quorum is present.
     Section K VOTING LISTS. At least ten (10) days prior to each meeting of stockholders, the officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, with the address and the number, class and series (if any) of shares held by each, which list shall be subject to inspection by any stockholder during normal business hours for at least ten (10) days prior to the meeting. The list also shall be available at the meeting and shall be subject to inspection by any stockholder at any time during the meeting or its adjournment. The stockholders list shall be prima facie evidence as to who are the stockholders entitled to examine such list or the transfer books or to vote at any meeting of the stockholders.
     Section L VOTING OF SHARES. Each stockholder entitled to vote shall be entitled at every meeting of the stockholders to one vote in person or by proxy on each matter for each share of voting stock held by such stockholder. Such right to vote shall be subject to the right of the Board of Directors to close the transfer books or to fix a record date for voting stockholders as hereinafter provided.
     Section M PROXIES. At all meetings of stockholders, a stockholder may vote by proxy, executed in writing and delivered to the corporation in the original or transmitted via telegram, or as a photographic, photostatic or equivalent reproduction of a written proxy by the stockholder or by the stockholder’s duly authorized attorney-in-fact; but, no proxy shall be valid after eleven (11) months from its date, unless the proxy provides for a longer period. Each proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. In the event that a proxy shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one is present, that one, shall have all of the powers conferred by the proxy upon all the persons so designated, unless the instrument shall provide otherwise.
     Section N INFORMAL ACTION BY STOCKHOLDERS. Unless otherwise provided in the Articles of Incorporation, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if one or more consents in writing, setting forth the action so taken, shall be signed by stockholders holding shares representing not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date of the earliest dated consent delivered to the Secretary, written consent signed by the number of stockholders required to take action is delivered to the Secretary. If authorization of an action is obtained by one or more written consent but less than all stockholders so consent, then within ten (10) days after obtaining the authorization of such action by written consents, notice must be given to each stockholder who did not consent in writing and to each stockholder who is not entitled to vote on the action. In the event of the delivery, in the manner provided by this Section, to the corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the corporation that the consents delivered to the corporation in accordance with this Section and not revoked represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Section shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
     Section O INSPECTORS. For each meeting of the stockholders, the Board of Directors or the President may appoint two inspectors to supervise the voting; and, if inspectors are so appointed, all questions respecting the qualification of any vote, the validity of any proxy, and the acceptance or rejection of any vote shall be decided by such inspectors. Before acting at any meeting, the inspectors shall take an oath to execute their duties with strict impartiality and according to the best of their ability. If any inspector shall fail to be present or shall decline to act, the President shall appoint another inspector to act in his place. In case of a tie vote by the inspectors on any question, the presiding officer shall decide the issue.
     Section P ADVANCE NOTICE FOR ANNUAL MEETING. Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the corporation’s notice with respect to such meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of record of the corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section.

     For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the corporation, (2) such business must be a proper matter for stockholder action under the Florida Business Corporation Act of the State of Florida, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the corporation with a Solicitation Notice, as that term is defined in subclause (c)(iii) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than forty-five (45) or more than seventy-five (75) days prior to the first anniversary (the “Anniversary”) of the date on which the corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such person’s written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).
     Notwithstanding anything in these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least fifty-five (55) days prior to the Anniversary, a stockholders notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.
     Only persons nominated in accordance with the procedures set forth in this Section P of Article II shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.
     For purposes of these By Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     Notwithstanding the foregoing provisions of this Section P, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section P. Nothing in this Section P shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
     Section Q ADVANCE NOTICE FOR SPECIAL MEETING. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors arc to be elected pursuant to the corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of record of the corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in Section P of this Article II. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice required by the second paragraph of Section P of this Article II shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.
     Notwithstanding the foregoing provisions of this Section Q, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section Q. Nothing in this Section Q shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporations proxy statement pursuant to Rule 14a-8 under the Exchange Act.
ARTICLE III
Board of Directors
     Section A GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation or these by-laws directed or required to be exercised or done only by the stockholders.
     Section B NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be not less than one (1) nor more than nine (9). Each director shall hold office until the next annual meeting of stockholders and until such director’s successor shall have been duly elected and shall have qualified, unless such director sooner dies, resigns or is removed by the stockholders at any annual or special meeting. It shall not be necessary for directors to be stockholders. All directors shall be natural persons who are eighteen (18) years of age or older.
     Section C ANNUAL MEETING. After each annual meeting of stockholders, the Board of Directors shall hold its annual meeting at the same place as and immediately following such annual meeting of stockholders for the purpose of the election of officers and the transaction of such other business as may come before the meeting; and, if a majority of the directors are present at such place and time, no prior notice of such meeting shall be required to be given to the directors. The place and time of such meeting may be varied by written consent of all the directors.
     Section D REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall be determined from time to time by the Board of Directors.
     Section E SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, if there be one, or the President. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meetings of the Board of Directors called by him or them, as the case may be. If no such designation is made, the place of meeting shall be the principal office of the corporation in the State of Florida.

     Section F NOTICE. Whenever notice of a meeting is required, written notice stating the place, day and hour of the meeting shall be delivered at least two (2) days prior thereto to each director, either personally, or by first-class United States mail, telegraph, teletype, facsimile or other form of electronic communication, or by private mail carriers handling nationwide mail services, to the director’s business address. If notice is given by first-class United States mail, such notice shall be deemed to be delivered five (5) days after deposited in the United States mail so addressed with postage thereon prepaid or when received, if such date is earlier. If notice is given by telegraph, teletype, facsimile transmission or other form of electronic communication or by private mail carriers handling nationwide mail services, such notice shall be deemed to be delivered when received by the director. Any director may waive notice of any meeting, either before, at or after such meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and so states at the beginning of the meeting or promptly upon arrival at the meeting.
     Section G QUORUM A majority of the total number of directors as determined from time to time shall constitute a quorum.
     Section H ADJOURNMENT; QUORUM FOR ADJOURNED MEETING. If less than a majority of the total number of directors are present at a meeting, a majority of the directors so present may adjourn the meeting from time to time without further notice. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.
     Section I MANNER OF ACTING. If a quorum is present when a vote is taken, the act of a majority of the directors present at the meeting shall be the act of the Board of Directors.
     Section J REMOVAL. Any director may be removed by the stockholders with or without cause at any meeting of the stockholders called expressly for that purpose, but such removal shall be without prejudice to the contract rights, if any, of the person removed. This by-law shall not be subject to change by the Board of Directors.
     Section K VACANCIES. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by the stockholders, unless otherwise provided in the Articles of Incorporation. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office.
     Section L COMPENSATION. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as directors. No payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
     Section M PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director objects at the beginning of the meeting (or promptly upon his arrival) to the holding of the meeting or the transacting of specified business at the meeting or such director votes against such action or abstains from voting in respect of such matter.
     Section N INFORMAL ACTION BY BOARD. Any action required or permitted to be taken by any provisions of law, the Articles of Incorporation or these by-laws at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if each and every member of the Board or of such committee, as the case may be, signs a written consent thereto and such written consent is filed in the minutes of the proceedings of the Board or such committee, as the case may be. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date, in which case it is effective on the date so specified.
     Section O MEETING BY TELEPHONE, ETC. Directors or the members of any committee thereof shall be deemed present at a meeting of the Board of Directors or of any such committee, as the case may be, if the meeting is conducted using a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.
ARTICLE IV
Officers
     Section A NUMBER. The officers of the corporation shall consist of a President, a Secretary and a Treasurer, each of whom shall be appointed by the Board of Directors. The Board of Directors may also appoint a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors shall deem appropriate. The same individual may simultaneously hold more than one office in the corporation.
     Section B APPOINTMENT AND TERM OF OFFICE. The officers of the corporation shall be appointed annually by the Board of Directors at its annual meeting. If the appointment of officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors. Each officer shall hold office until such officer’s successor shall have been duly appointed and shall have qualified, unless such officer sooner dies, resigns or is removed by the Board. The appointment of an officer does not itself create contract rights.
     Section C RESIGNATION. An officer may resign at any time by delivering notice to the corporation. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date. An officer’s resignation shall not affect the corporation’s contract rights, if any, with the officer.
     Section D REMOVAL. The Board of Directors may remove any officer at any time with or without cause. Any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer. An officer’s removal shall not affect the officer’s contract rights, if any, with the corporation.
     Section E VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.
     Section F DUTIES OF OFFICERS. The Chairman of the Board of the corporation, or the President if there shall not be a Chairman of the Board, shall preside at all meetings of the Board of Directors and of the stockholders. The President shall be the chief executive officer of the corporation. The Secretary shall be responsible for preparing minutes of the directors’ and stockholders’ meetings and for authenticating records of the corporation. Subject to the foregoing, the officers of the corporation shall have such powers and duties as ordinarily pertain to their respective offices and such additional powers and duties specifically conferred by law, the Articles of Incorporation and these by-laws, or as may be assigned to them from time to time by the Board of Directors or an officer authorized by the Board of Directors to prescribe the duties of other officers.
     Section G SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that the officer is also a director of the corporation.
     Section H DELEGATION OF DUTIES. In the absence or disability of any officer of the corporation, or for any other reason deemed sufficient by the Board of Directors, the Board may delegate the powers or duties of such officer to any other officer or to any other director for the time being.
     Section I DISASTER EMERGENCY POWERS OF ACTING OFFICERS. Unless otherwise expressly prescribed by action of the Board of Directors taken pursuant to Article XVI of these by-laws, if, as a result of some catastrophic event, a quorum of the corporation’s directors cannot readily be assembled and the President is unable to perform the duties of the office of President and/or other officers are unable to perform their duties, (a) the powers and duties of President shall be held and performed by that officer of the corporation highest on the list of successors (adopted by the Board of Directors for such purpose) who shall be available and capable of holding and performing such powers and duties; and, absent any such prior designation, by that Vice President who shall be available and capable of holding and performing such powers and duties whose surname commences with the earliest letter of the alphabet among all such Vice Presidents; or, if no Vice President is available and capable of holding and performing such powers and duties, then by the Secretary; or, if the Secretary is likewise unavailable, by the Treasurer; (b) the officer so selected to hold and perform such powers and duties shall serve as Acting President until the President again becomes capable of holding and performing the powers and duties of President, or until the Board of Directors shall have elected a new President or designated another individual as Acting President; (c) such officer (or the President, if such person is still serving) shall have the power, in addition to all other powers granted to the President by law, the Articles of Incorporation, these by-laws and the Board of Directors, to appoint acting officers to fill vacancies that may have occurred, either permanently or temporarily, by reason of such disaster or emergency, each of such acting appointees to serve in such capacity until the officer for whom the acting appointee is acting is capable of performing the duties of such office, or until the Board of Directors shall have designated another individual to perform such duties or shall have elected or appointed another person to fill such office; (d) each acting officer so appointed shall be entitled to exercise all powers invested by law, the Articles of Incorporation, these by-laws and the Board of Directors in the office in which such person is serving; and (e) anyone transacting business with the corporation may rely upon a certificate signed by any two officers of the corporation that a specified individual has succeeded to the powers and duties of the President or such other specified office. Any person, firm, corporation or other entity to which such certificate has been delivered by such officers may continue to rely upon it until notified of a change by means of a writing signed by two officers of this corporation.
ARTICLE V
Executive and Other Committees
     Section A CREATION OF COMMITTEES. The Board of Directors may designate an Executive Committee and one or more other committees, each to consist of two (2) or more of the directors of the corporation.
     Section B EXECUTIVE COMMITTEE. The Executive Committee, if there shall be one, shall consult with and advise the officers of the corporation in the management of its business, and shall have, and may exercise, except to the extent otherwise provided in the resolution of the Board of Directors creating such Executive Committee, such powers of the Board of Directors as can be lawfully delegated by the Board.
     Section C OTHER COMMITTEES. Such other committees, to the extent provided in the resolution or resolutions creating them, shall have such functions and may exercise such powers of the Board of Directors as can be lawfully delegated.
     Section D REMOVAL OR DISSOLUTION. Any Committee of the Board of Directors may be dissolved by the Board at any meeting; and any member of such committee may be removed by the Board of Directors with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed.
     Section E VACANCIES ON COMMITTEES. Vacancies on any committee of the Board of Directors shall be filled by the Board of Directors at any regular or special meeting.
     Section F MEETINGS OF COMMITTEES. Regular meetings of any committee of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by such committee and special meetings of any such committee may be called by any member thereof upon two (2) days notice of the date, time and place of the meeting given to each of the other members of such committee, or on such shorter notice as may be agreed to in writing by each of the other members of such committee, given either personally or in the manner provided in Section F of Article III of these by-laws (pertaining to notice for directors’ meetings).
     Section G ABSENCE OF COMMITTEE MEMBERS. The Board of Directors may designate one or more directors as alternate members of any committee of the Board of Directors, who may replace at any meeting of such committee, any member not able to attend.

     Section H QUORUM OF COMMITTEES. At all meetings of committees of the Board of Directors, a majority of the total number of members of the committee as determined from time to time shall constitute a quorum for the transaction of business.
     Section I MANNER OF ACTING OF COMMITTEES. If a quorum is present when a vote is taken, the act of a majority of the members of any committee of the Board of Directors present at the meeting shall be the act of such committee.
     Section J MINUTES OF COMMITTEES. Each committee of the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.
     Section K COMPENSATION. Members of any committee of the Board of Directors may be paid compensation in accordance with the provisions of Section L of Article II of these by-laws (pertaining to compensation of directors).
     Section L INFORMAL ACTION. Any committee of the Board of Directors may take such informal action and hold such informal meetings as allowed by the provisions of Sections N and O of Article III of these by-laws.
ARTICLE VI
Indemnification of Directors and Officers
     Section A GENERAL. To the fullest extent permitted by law, the corporation shall indemnify any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or other type of proceeding (other than an action by or in the right of the corporation), whether civil, criminal, administrative, investigative or otherwise, and whether formal or informal, by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against judgments, amounts paid in settlement, penalties, fines (including an excise tax assessed with respect to any employee benefit plan) and expenses (including attorneys’ fees, paralegals’ fees and court costs) actually and reasonably incurred in connection with any such action, suit or other proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any such action, suit or other proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
     Section B ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. To the fullest extent permitted by law, the corporation shall indemnify any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or other type of proceeding (as further described in Section A of this Article VI) by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees, paralegals’ fees and court costs) and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expenses of litigating the action, suit or other proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, suit or other proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this Section B in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such action, suit or other proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses that such court shall deem proper.
     Section C OBLIGATION TO INDEMNIFY. To the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or other proceeding referred to in Section A or Section B of this Article VI, or in the defense of any claim, issue or matter therein, such person shall, upon application, be indemnified against expenses (including attorneys’ fees, paralegals’ fees and court costs) actually and reasonably incurred by such person in connection therewith.
     Section D DETERMINATION THAT INDEMNIFICATION IS PROPER. Indemnification pursuant to Section A or Section B of this Article VI, unless made under the provisions of Section C of this Article VI or unless otherwise made pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct set forth in Section A or Section B of this Article VI. Such determination shall be made either (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or other proceeding to which the indemnification relates; (2) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (the designation being one in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to such action, suit or other proceeding; (3) by independent legal counsel (i) selected by the Board of Directors in accordance with the requirements of subsection (1) or by a committee designated under subsection (2) or (ii) if a quorum of the directors cannot be obtained and a committee cannot be designated, selected by majority vote of the full Board of Directors (the vote being one in which directors who are parties may participate); or (4) by the stockholders by a majority vote of a quorum consisting of stockholders who were not parties to such action, suit or other proceeding or, if no such quorum is obtainable, by a majority vote of stockholders who were not parties to such action, suit or other proceeding.
     Section E EVALUATION AND AUTHORIZATION. Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as is prescribed in Section D of this Article VI for the determination that indemnification is permissible; provided, however, that if the determination as to whether indemnification is permissible is made by independent legal counsel, the persons who selected such independent legal counsel shall be responsible for evaluating the reasonableness of expenses and may authorize indemnification.
     Section F PREPAYMENT OF EXPENSES. Expenses (including attorneys’ fees, paralegals’ fees and court costs) incurred by a director or officer in defending a civil or criminal action, suit or other proceeding referred to in Section A or Section B of this Article VI shall be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if such person is ultimately found not to be entitled to indemnification by the corporation pursuant to this Article VI.
     Section G NON-EXCLUSIVITY AND LIMITATIONS. The indemnification and advancement of expenses provided pursuant to this Article VI shall not be deemed exclusive of any other rights to which a person may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in any other capacity while holding office with the corporation, and shall continue as to any person who has ceased to be a director or officer and shall inure to the benefit of such person’s heirs and personal representatives. The Board of Directors may, at any time, approve indemnification of or advancement of expenses to any other person that the corporation has the power by law to indemnify, including, without limitation, employees and agents of the corporation. In all cases not specifically provided for in this Article VI, indemnification or advancement of expenses shall not be made to the extent that such indemnification or advancement of expenses is expressly prohibited by law.
     Section H CONTINUATION OF INDEMNIFICATION RIGHT. Unless expressly otherwise provided when authorized or ratified by this corporation, indemnification and advancement of expenses as provided for in this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person. For purposes of this Article VI, the term “corporation” includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director or officer of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, is in the same position under this Article VI with respect to the resulting or surviving corporation as such person would have been with respect to such constituent corporation if its separate existence had continued.
     Section I INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against the liability under Section A or Section B of this Article VI.
ARTICLE VII
Interested Parties
     Section A GENERAL. No contract or other transaction between the corporation and any one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable because of such relationship or interest, because such director or directors were present at the meeting of the Board of Directors or of a committee thereof which authorizes, approves or ratifies such contract or transaction or because such director’s or directors’ votes are counted for such purpose if (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote on the matter, and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the Board of Directors, a committee thereof or the stockholders.
     Section B DETERMINATION OF QUORUM. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies a contract or transaction referred to in Section A of this Article VII.
     Section C APPROVAL BY STOCKHOLDERS. For purposes of Section A(b) of this Article VII, a conflict of interest transaction shall be authorized, approved or ratified if it receives the vote of a majority of the shares entitled to be counted under this Section C. Shares owned by or voted under the control of a director who has a relationship or interest in the transaction described in Section A of this Article VII may not be counted in a vote of stockholders to determine whether to authorize, approve or ratify a conflict of interest transaction under Section A(b) of this Article VII. The vote of the shares owned by or voted under the control of a director who has a relationship or interest in the transaction described in Section A of this Article VII, shall be counted, however, in determining whether the transaction is approved under other sections of the corporation’s by-laws and applicable law. A majority of those shares that would be entitled, if present, to be counted in a vote on the transaction under this Section C shall constitute a quorum for the purpose of taking action under this Section C.
ARTICLE VIII
Certificates of Stock
     Section A CERTIFICATES FOR SHARES. Shares may but need not be represented by certificates. The rights and obligations of stockholders shall be identical whether or not their shares are represented by certificates. If shares are represented by certificates, each certificate shall be in such form as the Board of Directors may from time to time prescribe, signed (either manually or in facsimile) by the President, a Vice President, the Secretary, or the Treasurer and sealed with the seal of the corporation or its facsimile), exhibiting the holder’s name, certifying the number of shares owned and stating such other matters as may be required by law. The certificates shall be numbered and entered on the books of the corporation as they are issued. If shares are not represented by certificates, then, within a reasonable time after issue or transfer of shares without certificates, the corporation shall send the stockholder a written statement in such form as the Board of Directors may from time to time prescribe, certifying as to the number of shares owned by the stockholder and as to such other information as would have been required to be on certificates for such shares.
     Section B SIGNATURES OF PAST OFFICERS. If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate shall nevertheless be valid.
     Section C TRANSFER AGENTS AND REGISTRARS. The Board of Directors may, in its discretion, appoint responsible banks or trust companies in such city or cities as the Board may deem advisable from time to time to act as transfer agents and registrars of the stock of the corporation; and, when such appointments shall have been made, no stock certificate shall be valid until counter-signed by one of such transfer agents and registered by one of such registrars.
     Section D TRANSFER OF SHARES. Transfers of shares of the corporation shall be made upon its books by the holder of the shares in person or by the holder’s lawfully constituted representative, upon surrender of the certificate of stock for cancellation if such shares are represented by a certificate of stock or by delivery to the corporation of such evidence of transfer as may be required by the corporation if such shares are not represented by certificates. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Florida.
     Section E LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.
ARTICLE IX
Record Date
     Section A RECORD DATE FOR STOCKHOLDER ACTIONS. The Board of Directors is authorized from time to time to fix in advance a date, not more than seventy (70) nor less than ten (10) days before the date of any meeting of the stockholders, as the record date for the determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof (unless a new record date must be established by law for such adjourned meeting). In no event may a record date so fixed by the Board of Directors precede the date on which the resolution establishing such record date is adopted by the Board of Directors. Only those stockholders listed as stockholders of record as of the close of business on the date so fixed as the record date shall be entitled to notice of and to vote at such meeting and any adjournment thereof, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. If the Board of Directors fails to establish a record date as provided herein, the record date shall be deemed to be the date ten (10) days prior to the date of the stockholders’ meeting.
     In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting (including by telegram, cablegram or other electronic transmission as permitted by law), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this paragraph). If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Florida, its principal place of business, or any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporations registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
     Section B RECORD DATE FOR DIVIDEND AND OTHER DISTRIBUTIONS. The Board of Directors is authorized from time to time to fix in advance a date, not more than seventy (70) nor less than ten (10) days before the date of any dividend or other distribution, as the record date for the determination of the stockholders entitled to receive such dividend or other distribution. In no event may a record date so fixed by the Board of Directors precede the date on which the resolution establishing such record date is adopted by the Board of Directors. Only those stockholders listed as stockholders of record as of the close of business on the date so fixed as the record date shall be entitled to receive the dividend or other distribution, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. If the Board of Directors fails to establish a record date as provided herein, the record date shall be deemed to be the date of distribution of the dividend or other distribution.
ARTICLE X
Dividends
     The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by the Articles of Incorporation and by law. Subject to the provisions of the Articles of Incorporation and to law, dividends may be paid in cash or property, including shares of stock or other securities of the corporation.
ARTICLE XI
Fiscal Year
     The fiscal year of the corporation shall be the period selected by the Board of Directors as the taxable year of the corporation for federal income tax purposes, unless the Board of Directors specifically establishes a different fiscal year.
ARTICLE XII
Seal
     The corporate seal shall have the name of the corporation, the word “SEAL” and the year of incorporation inscribed thereon, and may be a facsimile, engraved, printed or impression seal. An impression of said seal appears on the margin hereof.

ARTICLE XIII
Stock in Other Corporations
     Shares of stock in other corporations held by the corporation shall be voted by such officer or officers or other agent of the corporation as the Board of Directors shall from time to time designate for the purpose or by a proxy thereunto duly authorized by said Board.
ARTICLE XIV
Amendments
     These by-laws may be altered, amended or repealed and new by-laws may be adopted by the Board of Directors; provided that any by-law or amendment thereto as adopted by the Board of Directors may be altered, amended or repealed by vote of the stockholders entitled to vote thereon, or a new by-law in lieu thereof may be adopted by the stockholders, and the stockholders may prescribe in any by-law made by them that such by-law shall not be altered, amended or repealed by the Board of Directors.
ARTICLE XV
Control-Share Acquisitions
     Pursuant to the provisions of Section 607.0902(5) of the Act, the corporation elects not to be governed by the requirements or other provisions regarding control-share acquisitions described in Section 607.0902 of the Act. Therefore, the terms and provisions of Section 607.0902 shall not apply with respect to any control-share acquisition of any equity securities of the corporation and the equity securities of the corporation shall have any and all other rights and privileges available under the Act.
ARTICLE XVI
Emergency By-Laws
     Section A SCOPE OF EMERGENCY BY-LAWS. The emergency by-laws provided in this Article XV shall be operative during any emergency, notwithstanding any different provision set forth in the preceding articles hereof or the Articles of Incorporation. For purposes of the emergency by-law provisions of this Article XVI, an emergency shall exist if a quorum of the corporation’s directors cannot readily be assembled because of some catastrophic event. To the extent not inconsistent with the provisions of this Article, the by-laws provided in the preceding Articles shall remain in effect during such emergency and upon termination of such emergency, these emergency by-laws shall cease to be operative.
     Section B CALL AND NOTICE OF MEETING. During any emergency, a meeting of the Board of Directors may be called by any officer or director of the corporation. Notice of the date, time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.
     Section C QUORUM AND VOTING. At any such meeting of the Board of Directors, a quorum shall consist of any one or more directors, and the act of the majority of the directors present at such meeting shall be the act of the corporation.

     Section D APPOINTMENT OF TEMPORARY DIRECTORS.
          1. The director or directors who are able to be assembled at a meeting of directors during an emergency may assemble for the purpose of appointing, if such directors deem it necessary, one or more temporary directors (the “Temporary Directors”) to serve as directors of the corporation during the term of any emergency.
          2. If no directors are able to attend a meeting of directors during an emergency, then such stockholders as may reasonably be assembled shall have the right, by majority vote of those assembled, to appoint Temporary Directors to serve on the Board of Directors until the termination of the emergency.
          3. If no stockholders can reasonably be assembled in order to conduct a vote for Temporary Directors, then the President or his successor, as determined pursuant to Section I of Article IV herein shall be deemed a Temporary Director of the corporation, and such President or his successor, as the case may be, shall have the right to appoint additional Temporary Directors to serve with him on the Board of Directors of the corporation during the term of the emergency.
          4. Temporary Directors shall have all of the rights, duties and obligations of directors appointed pursuant to Article III hereof, provided, however, that a Temporary Director may be removed from the Board of Directors at any time by the person or persons responsible for appointing such Temporary Director, or by vote of the majority of the stockholders present at any meeting of the stockholders during an emergency, and, in any event, the Temporary Director shall automatically be deemed to have resigned from the Board of Directors upon the termination of the emergency in connection with which the Temporary Director was appointed.
     Section E MODIFICATION OF LINES OF SUCCESSION. During any emergency, the Board of Directors may provide, and from time to time modify, lines of succession different from that provided in Section I of Article IV in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.
     Section F CHANGE OF PRINCIPAL OFFICE. The Board of Directors may, either before or during any such emergency, and effective during such emergency, change the principal office of the corporation or designate several alternative head offices or regional offices, or authorize the officers of the corporation to do so.
     Section G LIMITATION OF LIABILITY. No officer, director or employee acting in accordance with these emergency by-laws during an emergency shall be liable except for willful misconduct.
     Section H REPEAL AND CHANGE. These emergency by-laws shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of Section F above with regard to actions taken prior to the time of such repeal or change. Any amendment of these emergency by-laws may make any further or different provision that may be practical or necessary under the circumstances of the emergency.

AMENDMENT
TO
BY-LAWS
OF
TUTOGEN MEDICAL, INC.
     Article IV, Sections A and F are hereby amended as follows:
          Section A. NUMBER. The officers of the corporation shall consist of a Chief Executive Officer, a President, Chief Financial Officer, a Secretary and a Treasurer, each of whom shall be appointed by the Board of Directors. The Board of Directors may also appoint a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors shall deem appropriate. The same individual may simultaneously hold more than one office in the corporation.
          Section F. DUTIES OF OFFICERS. The Chairman of the Board of the corporation, or the President if there shall not be a Chairman of the Board, shall preside at all meetings of the Board of Directors and of the stockholders. If a chief executive officer is not appointed, the President shall be the chief executive officer of the corporation. The Secretary shall be responsible for preparing minutes of the directors’ and stockholders’ meetings and for authenticating records of the corporation. The Chief Financial Officer shall have the responsibility for maintaining the financial records of the Company. Subject to the foregoing, the officers of the corporation shall have such powers and duties as ordinarily pertain to their respective offices and such additional powers and duties specifically conferred by law, the Articles of Incorporation and these by-laws, or as may be assigned to them from time to time by the Board of Directors or an officer authorized by the Board of Directors to prescribe the duties of other officers.
Adopted: December 11, 2006